UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008

DATASCOPE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6516 (Commission File Number)	13-2529596 (IRS Employer Identification No.)

14 Philips Parkway Montvale, New Jersey (Address of principal executive offices)		07645-9998 (Zip Code)
(Registrant’s telephone number, including area code): (201) 391-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
     On May 14, 2008, Datascope Corp. (“Datascope”) completed the sale of the assets (excluding receivables), operations and certain liabilities of its Patient Monitoring business, and a significant portion of its global technical services business, to Mindray Medical International Limited (“Mindray”). The sale was completed pursuant to the Asset Purchase Agreement (the “APA”) dated March 10, 2008 by and between Datascope and Mindray and is effective as of May 1, 2008. The purchase price, which is subject to a final working capital adjustment under the APA, consists of $209 million in cash and $31 million in Patient Monitoring receivables which are being retained by Datascope.
     The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the complete text of the APA, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 12, 2008 and is incorporated herein by reference.
     Datascope issued a press release on May 14, 2008 announcing the closing of the sale of its Patient Monitoring business to Mindray. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits:

Exhibit 10.1	Asset Purchase Agreement dated March 10, 2008 by and between Datascope Corp. and Mindray Medical International Limited (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 12, 2008 and incorporated herein by reference).

Exhibit 99.1	Press release announcing the closing of the sale of Datascope’s Patient Monitoring business to Mindray

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
/s/ Henry M. Scaramelli
Vice President, Finance and
Chief Financial Officer

Dated: May 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Asset Purchase Agreement dated March 10, 2008 by and between Datascope Corp. and Mindray Medical International Limited (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 12, 2008 and incorporated herein by reference).

Exhibit 99.1	Press release announcing the closing of the sale of Datascope’s Patient Monitoring business to Mindray.